UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 7, 2001

SE Global Equities Corp.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

000-26347
(Commission File Number)

41-0985135
(IRS Employer Identification No.)

Suite 1200, 777 West Broadway, Vancouver, British Columbia, Canada, V5Z 4J7
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (604) 871-9909

Item 4. Changes in Registrant's Certifying Accountant

In May, 2001, SE Global Equities Corp. decided to engage new auditors as its independent accountants to audit its financial statements. SE Global's board of directors approved the change of accountants from Scott W. Hatfield, C.P.A. to Labonte & Co. on June 7, 2001.

SE Global did not consult Labonte & Co. regarding the application of accounting principles to any specific completed or contemplated transaction, or the type of audit opinion that might be rendered on its financial statements.

During SE Global's two most recent fiscal years, and any subsequent interim periods preceding the change in accountants, there were no disagreements with Scott W. Hatfield, C.P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure. The report on the financial statements prepared by Scott W. Hatfield, C.P.A., for either of the last two years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principals. The decision to change accountants was based on the fact that Labonte & Co. was already engaged to audit the financial statements of companies associated with SE Global.

SE Global provided Scott W. Hatfield, C.P.A. with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission, and requested that he furnish SE Global with a letter addressed to the Securities and Exchange Commission stating whether he agrees with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which he does not agree. As the letter from Scott W. Hatfield, C.P.A. was not available at the time of filing this Current Report on Form 8-K, SE Global will file such letter with the SEC within ten (10) business days after the filing of this Current Report on Form 8-K, or within two (2) business days of receipt of such letter, whichever is earlier.

Item 7. Exhibits

(16) Letter re: change in certifying accountant

Letter from Scott W. Hatfield, C.P.A. to the Securities and Exchange Commission, dated June 12, 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SE Global Equities Corp.

Date: June 12, 2001

/s/ Toby Chu
Toby Chu, President